UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
August 10, 2005
Post Properties, Inc.
Post Apartment Homes, L.P.
(Exact name of registrant as specified in its charter)

Georgia Georgia	1-12080 0-28226	58-1550675 58-2053632

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4401 Northside Parkway, Suite 800, Atlanta, Georgia	30327

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (404) 846-5000
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On August 10, 2005, the board of directors of Post Properties, Inc. approved the Post Properties, Inc. Deferred Compensation Plan for Directors and Eligible Employees as Amended and Restated Effective as of January 1, 2005 (the “Plan”). As used herein, the term the “Company” includes Post Properties, Inc. and its subsidiaries, including Post Apartment Homes, L.P. (the “Operating Partnership”), unless the context indicates otherwise.
     The Plan is an unfunded, non-tax qualified deferred compensation arrangement aimed at providing the Company’s directors and certain eligible employees of the Company and its subsidiaries and affiliates an opportunity to defer all or a portion of their compensation and, upon distribution, to receive the deferred amount as adjusted to reflect the results that would have been achieved had the deferred compensation been invested, in the case of a director, in shares of the Company’s common stock and, in the case of an eligible employee, in benchmark return options selected by the employee. The benchmark returns include various investment funds with different degrees of risk. Any account distributions under the Plan will be paid in the Company’s common stock, in the case of directors, and in cash, in the case of eligible employees.
     The Company will serve as the administrator of the Plan. In addition, certain administrative powers are expressly granted under the Plan to a committee, which is comprised of the Company’s chief executive officer or his or her delegate and such other individual or individuals (if any) who may be appointed by the Company’s chief executive officer. The Plan, as amended and restated, becomes effective as of January 1, 2005 and will continue in effect until terminated in accordance with its terms.
     The Company’s chairman of the board or the chief executive officer may amend the Plan, except that no such amendment shall adversely affect any participant’s interest in the Plan. In addition, the Company’s chairman of the board or the chief executive officer may terminate the Plan at any time.
     The Plan is an unfunded and unsecured liability of the Company and of the Operating Partnership, and benefits will be paid from the general assets of the Company and the Operating Partnership. The foregoing describes only the material terms of the Plan and is qualified in its entirety to the terms and conditions of the Plan. A copy of the plan is attached hereto as Exhibit 10.1 and is incorporated by reference into this Item 1.01.
Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

	10.1*	Post Properties, Inc. Deferred Compensation Plan for Directors and Eligible Employees as Amended and Restated Effective as of January 1, 2005

*                    Identifies a management contract or compensatory plan required to be filed.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 15, 2005

POST PROPERTIES, INC.
By:	/s/ David P. Stockert
David P. Stockert
President and Chief Executive Officer

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 15, 2005

POST APARTMENT HOMES, L.P.
By:	/s/ POST GP HOLDINGS, INC., as General Partner

By:	/s/ David P. Stockert
David P. Stockert
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1*	Post Properties, Inc. Deferred Compensation Plan for Directors and Eligible Employees as Amended and Restated Effective as of January 1, 2005

*	Identifies a management contract or compensatory plan required to be filed.